Exhibit 10.69

WAIVER AND AGREEMENT

THIS WAIVER AND AGREEMENT (this “Waiver and Agreement”), dated May 7, 2004, is by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company (“LaSalle”), the financial institutions which from time to time become a party to the Loan Agreement, hereinafter defined (collectively, the “Lenders” and individually, a “Lender”), LaSalle as agent for Lenders (in such capacity, “Agent”), and IMPCO TECHNOLOGIES, INC., a Delaware corporation (“Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower and LaSalle as Lender and Agent, are parties to a Loan and Security Agreement, dated as of July 18, 2003, as amended by an Amendment and Waiver between Borrower and LaSalle as Lender and Agent, dated March 12, 2004 (as further amended, modified and/ or supplemented, the “Loan Agreement”) (all capitalized terms which are used but not defined herein, shall have the meanings respectively ascribed to such terms in the Loan Agreement), pursuant to which Lenders have agreed, upon satisfaction of certain conditions, to make Revolving Advances and other financial accommodations to Borrower in the aggregate principal amount not to exceed $12,000,000;

WHEREAS, Borrower has advised Lenders and Agent that as of March 31, 2004, it will not be in compliance with the following financial covenants: (a) Section 14(p)(ii), due to its failure to maintain a Minimum Consolidated EBITDA of $5,250,000 as of March 31, 2004; (b) Section 14(p)(iii), due to its failure to maintain a Fixed Charge Coverage Ratio of not less than 0.50:1.00 as of March 31, 2004; and (c) Section 14(p)(iv), due to its failure to maintain a Consolidated Leverage Ratio not to exceed 6.95:1:00 as of March 31, 2004 (the foregoing are collectively referred to as the “Financial Covenant Non-Compliance”); and

WHEREAS, Borrower has requested that the Lenders and Agent agree, and the Lenders and Agent are willing, to waive the Financial Covenant Non-Compliance, all on the terms and subject to the conditions hereinafter set forth;

NOW THEREFORE, the parties hereto agree as follows:

1.    Waiver.

(a)    Effective as of the Effective Date (as hereinafter defined), Lenders and Agent hereby waive the Financial Covenant Non-Compliance.

(b)    The waiver granted herein is given solely for the specific purpose and solely in respect of compliance by Borrower with the Financial Covenants set forth in Sections 14(p)(ii), (iii) and (iv) of the Loan Agreement, with respect to its fiscal quarter ended March 31, 2004. Nothing contained in this Waiver and Agreement shall constitute a waiver by Lenders or Agent of any other term or provision of the Loan Agreement or the Other Documents, whether or not Lenders or Agent have any knowledge thereof, nor shall anything contained herein be deemed a waiver by Lenders or Agent of any non-compliance with the terms or provisions of the Loan Agreement or the Other Agreements which may occur after the Effective Date.

2.    Representations and Warranties. Borrower hereby represents and warrants to Lenders and Agent, that:

(a)    Each of the representations and warranties set forth in Section 13 of the Loan Agreement is true in all material respects as of the date hereof, except for changes in the ordinary course of business, which, either singly or in the aggregate, are not materially adverse to the business or financial condition of Borrower or to the Collateral.

(b)    As of the date hereof, after giving effect to the terms of this Waiver and Agreement, there exists no Default or Event of Default.

(c)    Borrower has the power to execute, deliver and perform this Waiver and Agreement. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Waiver and Agreement. No consent or approval of any entity or Person (including, without limitation, any shareholder of Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is required in connection with the execution, delivery or performance by Borrower, or the validity or enforcement, of this Waiver and Agreement.

(d)    The execution and delivery by Borrower of this Waiver and Agreement and performance by it hereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or the certificate of incorporation or by-laws of Borrower, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which Borrower is a party, or by which it is bound or any of its properties or assets is affected (including, without limitation, the Subordinated Debt Documents), or result in the imposition of any Lien (other than the Liens in favor of Lenders and Agent) of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of Borrower.

(e)    This Waiver and Agreement has been duly executed and delivered by Borrower and constitute the valid and legally binding obligation of Borrower, enforceable in accordance with its terms.

3.    Conditions to Effectiveness of Waiver and Agreement. The effectiveness of the waiver contained in this Waiver and Agreement shall be subject to the fulfillment of the following conditions precedent (the “Effective Date”):

(a)    Borrower shall have executed and delivered to Agent this Waiver and Agreement.

(b)    Borrower shall have paid to the Agent a $10,000 waiver fee.

4.    Release of Borrower’s Claims.

(a) Borrower and its legal representatives, successors and assigns, agree to and hereby do RELEASE, ACQUIT and FOREVER DISCHARGE, Lenders and Agent (including, without limitation, all affiliated entities, divisions, subsidiaries, direct and indirect parent corporations and holding companies) and their respective officers, directors, shareholders, employees, trustees, substitute trustees, agents and attorneys, past and present (the “Indemnified Lender Parties”), from all of Borrower’s Claims, as defined in Section 4(b) below.

(b) As used in Section 4(a) above, the term “Borrower’s Claims” means any and all possible claims, disputes, obligations, demands, actions, causes of action, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, to the extent originating on or before the date hereof, which Borrower may now or hereafter have against Lenders or Agent or any of the other Indemnified Lender Parties, if any, and irrespective of whether any such Borrower’s Claims arise out of contract, tort, violation of laws, or regulations, or otherwise, which arise out of, are connected with, related to, or concern in any way any of this Waiver and Agreement, the Loan Agreement or the Other Agreements (or the transactions contemplated thereby) or the Collateral, or which arise out of, are connected with, related to, or concern in any way, any action, inaction, performance, non-performance, representation, transaction, or occurrence involving or in any way related to this Waiver and Agreement, the Loan Agreement or the Other Agreements (or the transactions contemplated thereby) or the Collateral.

5.    Miscellaneous.

(a)    Nothing contained herein shall impose an obligation on Lenders or Agent to waive compliance with any other provision of the Loan Agreement or any of the Other Agreements.

(b)    The waiver herein granted in Section 1 above shall be effective only with respect to the Financial Covenant Non-Compliance and for no other purpose whatsoever. The waiver contained herein shall not be deemed to be a waiver of any future or other deviation of any provision of the Loan Agreement. Except as set forth herein, none of Lenders nor Agent waive any breach of, or Default or Event of Default under, the Loan Agreement, nor any right or remedy, Lenders or Agent may have under the Loan Agreements, the Other Agreements or applicable law, all of which rights and remedies are expressly reserved.

(c)    Except as specifically modified herein, the Loan Agreement and the Other Agreements shall remain in full force and effect in accordance with their respective terms. This Waiver and Agreement is and shall be deemed an “Other Agreement.”

(d)    This Waiver and Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

(e)    Without in any way limiting Section 14(r) of the Loan Agreement, Borrower shall pay all of Lenders’ and Agent’s fees, costs and expenses incurred in connection with this Waiver and Agreement and the transactions contemplated hereby, including, without limitation, Lenders’ and Agent’s legal fees and expenses incurred in connection with the preparation and, if required, the enforcement, of this Waiver and Agreement.

(f)    This Waiver and Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Waiver and Agreement as of the date first above set forth.

LASALLE BUSINESS CREDIT, LLC, as a Lender and as Agent

By:	/s/ THOMAS P BETOURNAY
Name: Thomas P Betournay Title: Vice President
IMPCO TECHNOLOGIES, INC., as Borrower

By:	/s/ NICKOLAI A. GERDE
Name: Nickolai A. Gerde Title: Vice President Finance & CFO

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